Exhibit 99.1
FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Warren Edwards	Lesley Pool
Executive Vice President/	Senior Vice President/
Chief Financial Officer	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8082	214-841-8028
warren.edwards@acs-inc.com	lesley.pool@acs-inc.com
ACS Update Regarding Stock Option Investigation
DALLAS, TEXAS: August 7, 2006 — Affiliated Computer Services, Inc., (NYSE: ACS), a premier provider of business process outsourcing and information technology solutions announced, as previously disclosed in the Company’s SEC filings, that the Company is conducting an internal investigation into its historical stock option practices during the period 1994 to date in response to a pending informal investigation by the Securities and Exchange Commission and a grand jury subpoena issued by the United States Attorney for the Southern District of New York. The Company is cooperating with these governmental investigations. The Company is providing this update as it will not be addressing this matter on the Company’s fourth quarter of fiscal year 2006 earnings conference call on Wednesday, August 9, 2006. Further, when announced later this week, the Company’s results for both the fourth quarter and total fiscal year 2006 will not take into consideration the resolution of the stock-based compensation charge related to the investigation.
ACS’ internal investigation is being conducted under the direction of its Board of Directors utilizing the Company’s regular outside legal counsel, which was not involved in the Company’s historical stock option grant processes, and specially-engaged outside legal counsel. Members of the ACS Audit Committee have also been monitoring the investigation, and since late July 2006 the Audit Committee has been utilizing its own specially-engaged independent outside legal counsel for this purpose. ACS currently believes that its internal investigation should be substantially complete during September 2006. Following the completion of its internal investigation, ACS intends to announce updated findings therefrom, including (i) an updated summary of the Company’s historical stock option practices, (ii) an updated estimate of the cumulative pretax stock-based compensation charge that will be required as a result of such practices, (iii) whether the updated charge will require the restatement of any prior period financial statements, and (iv) the likely impact of such practices on any related tax deductions previously claimed by the Company. The Company’s previously disclosed preliminary findings regarding these matters were set forth in Note 3 to its consolidated financial statements included in its Form 10-Q for the quarterly period ended March 31, 2006. The information set forth in that note, which can no longer be relied upon, will be superceded by the Company’s updated announcement. All other portions of that Form 10-Q remain unchanged and continue to be reliable, including the financial statements and other notes thereto included therein which did not give effect to the information set forth in Note 3 due to the preliminary nature thereof.
ACS, a FORTUNE 500 company with more than 55,000 people supporting client operations in nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
     All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under the caption “Risk Factors” in the most recent quarterly report on Form 10-Q filed on May 15, 2006. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.
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